UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 23, 2019

First Commonwealth Financial Corporation
(Exact name of registrant as specified in its charter)

Pennsylvania	001-11138	25-1428528
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

601 Philadelphia Street, Indiana, PA	15701
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (724) 349-7220

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR 240.12b-2).

Emerging growth company [ ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [ ]

Item 5.07	Submission of Matters to a Vote of Security Holders.

On April 23, 2019, First Commonwealth Financial Corporation (the “Company”) held its annual meeting of shareholders. The final voting results for each of the matters submitted to a vote of security holders during the annual meeting are set forth below.

1. Election of Directors	For	Withheld	Abstain	Broker Non-Vote
Julie A. Caponi	69,682,451	1,184,131	0	14,869,483
Ray T. Charley	69,387,191	1,479,391	0	14,869,483
Gary R. Claus	70,345,569	521,013	0	14,869,483
David S. Dahlmann	69,941,346	925,236	0	14,869,483
Johnston A. Glass	70,329,822	536,760	0	14,869,483
Jon L. Gorney	70,366,733	499,849	0	14,869,483
David W. Greenfield	69,743,009	1,123,573	0	14,869,483
Bart E. Johnson	70,362,887	503,695	0	14,869,483
Luke A. Latimer	55,886,380	14,980,202	0	14,869,483
Aradhna M. Oliphant	70,353,596	512,986	0	14,869,483
T. Michael Price	70,354,724	511,858	0	14,869,483
Robert J. Ventura	69,499,941	1,366,641	0	14,869,483
Stephen A. Wolfe	70,411,223	455,359	0	14,869,483

The directors named above were each elected to terms expiring in 2020.

	For	Against	Abstain
2. Ratification of Ernst & Young LLP as independent registered public accountants	85,114,861	355,011	266,396

The ratification of the selection of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2019 was approved.

	For	Against	Abstain	Broker Non-Vote
3. Approval of the advisory vote on executive compensation	68,226,227	2,089,171	551,387	14,869,483

Shareholders approved, by an advisory vote, the compensation of the Company’s named executive officers.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 25, 2019
FIRST COMMONWEALTH FINANCIAL CORPORATION

By:    /s/ James R. Reske
Name: James R. Reske
Title: Executive Vice President, Chief
Financial Officer and
Treasurer